                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                   FORM 8-K/A

                               Amendment No. 1 to
                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 29, 1997



                                 WavePhore, Inc.
             (Exact name of Registrant as specified in its Charter)



    Indiana                         0-24858                      86-0491428
(State or other                   (Commission                 (I.R.S. Employer
Jurisdiction of                     File No.)                Identification No.)
 Incorporation)


                 3311 North 44th Street, Phoenix, Arizona 85018
              (Address and Zip Code of Principal Executive Offices)


       Registrant's telephone number, including area code: (602) 952-5500



                                      N/A
         (Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      On May 29, 1997, WavePhore, Inc., an Indiana corporation (the "Company"), through its wholly-owned subsidiary WavePhore Newscast, Inc., a Delaware Corporation ("WavePhore Newscast"), purchased substantially all of the assets and assumed certain of the liabilities (the "Acquired Business") of Paracel Online Systems, Inc., a California corporation ("Paracel Online") of Dallas, Texas, in consideration for cash and future consideration based on achieving certain future financial performance, pursuant to an Agreement for the Purchase and Sale of Assets among the Company, WavePhore Newscast, Paracel Online and Paracel, Inc., dated May 29, 1997 (the "Asset Purchase Agreement").

      Prior to this transaction, Paracel Online operated the Acquired Business under the name "Paracel Online Systems, Inc.". The Acquired Business is engaged in the delivery of customized and aggregated news and other information derived from newspapers, newswires and news magazines to general business customers worldwide utilizing proprietary and licensed technology. The Acquired Business also provides industry specific, high performance text and data analysis services to the pharmaceutical, biotechnology, and commercial online information industries.

      The Acquired Business receives information from a wide variety of national and international sources continuously throughout the day via satellite and other methods of electronic transmission. Through the use of proprietary technology, the information is processed and then delivered to customers' personal computers, principally via the Internet, and also via Lotus Notes networks and e-mail servers. Each customer of the Newscast Today service has at least one custom-defined profile, which pinpoints topics, competitors, industry terms, and companies according to the customer's predefined profile. The Acquired Business utilizes Fast Data Finder(TM) ("FDF(TM)") text filtering and categorization technology licensed to the Acquired Business. The Fast Data Finder uses the custom-built profiles as road maps for filtering the information for each customer. The FDF is a massively-parallel hardware accelerator for high-precision, large-scale text profiling that enables the filtering of raw information and customization of information on a very large scale. The Acquired Business delivers customized news to more than 30,000 users from more than 2,500 sources worldwide pursuant to information provider agreements with companies such as Dow Jones, Information Access Company, Intell.X, Phillips Business News, Ziff Davis and Speer Communications.

      The Acquired Business and WavePhore Inc.'s existing Newscast business are now operated within WavePhore Newscast, Inc. as a wholly-owned subsidiary of the Company. The combination of the Acquired Business with WavePhore, Inc.'s Newscast division enables WavePhore Newscast to provide customized, real-time information to more than 125 corporate customers serving more than 100,000 knowledge workers. The Acquired Business adds Internet capability to WavePhore Newscast's intranet distribution service, and brings the number of news and information sources now available through WavePhore Newscast to more than 3,000.

      The Company expects to retain the employees of Paracel Online as employees of WavePhore Newscast and expects to continue the Acquired Business operations and utilize the acquired assets in the same manner as they were operated and utilized prior to this acquisition transaction. The acquired assets generally consist of cash, accounts receivable, prepaid expenses, furniture and fixtures, office and computer equipment, leasehold improvements and intangibles.

      As of the closing date of the acquisition transaction, the Acquired Business had approximately 26 employees. The Acquired Business is located in leased facilities in Dallas, Texas. The Company intends to consolidate most of the WavePhore Newscast operations in this facility.

      Pursuant to the Asset Purchase Agreement, the Company, through WavePhore Newscast, Inc., paid $3,000,000 to Paracel Online at the closing, and agreed to pay an additional $6,000,000 one hundred eighty (180) days after the May 29, 1997 closing date. The Asset Purchase Agreement also provides for the delivery of additional consideration to Paracel Online if the Acquired Business and the combined WavePhore Newscast business, respectively, achieve certain minimum financial performance in 1997 and 1998, respectively. Fifty percent (50%) of any such additional consideration may be paid in the Company's Common Shares based upon the then current value of such shares.

      The value of the assets purchased from Paracel Online and the amount and type of consideration paid and to be paid by the Company for such assets were determined by negotiations among the parties to the transaction.

      The $3,000,000 cash payment made to Paracel Online at the closing date was made from the Company's available funds.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      A)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

            The following historical financial statements together with the report of independent auditors are filed herewith:

      Paracel Online Systems, Inc.

            Balance Sheets as of December 31, 1996 and 1995

            Statement of Operations for the period from January 1, 1995 to
              December 4, 1995, period from December 5, 1995 to December 31, 1995 and year ended December 31, 1996

            Statement of Stockholder's Equity (Deficiency) for the period from
              January 1, 1995 to December 4, 1995, period from December 5, 1995 to December 31, 1995 and year ended December 31, 1996

            Statement of Cash Flows for the period from January 1, 1995 to
              December 4, 1995, period from December 5, 1995 to December 31, 1995 and year ended December 31, 1996

            Notes to Financial Statements

      The following unaudited historical financial statements are filed herewith:

            Balance Sheet as of March 31, 1997

            Statement of Operations for the three months ended March 31, 1997

            Statement of Cash Flows for the three months ended March 31, 1997

            Notes to Unaudited Financial Statements

                  PARACEL ONLINE SYSTEMS, INC.
                  (Formerly Carthage International, Inc.)
                  (A Wholly Owned Subsidiary of Paracel, Inc.)

                  Financial Statements

                  December 31, 1996 and 1995

                  (With Independent Auditors' Report Thereon)

[KPMG PEAT MARWICK LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Paracel Online Systems, Inc.:


We have audited the accompanying balance sheets of Paracel Online Systems, Inc. (formerly Carthage International, Inc.) (a wholly owned subsidiary of Paracel, Inc.) as of December 31, 1996 and 1995 and the related statements of operations, stockholders' equity (deficiency) and cash flows for the period from January 1, 1995 to December 4, 1995 (Predecessor), period from December 5, 1995 (acquisition) to December 31, 1995 and year ended December 31, 1996 (Successor). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paracel Online Systems, Inc. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the period from January 1, 1995 to December 4, 1995 (Predecessor), period from December 5, 1995 (acquisition) to December 31, 1995 and year ended December 31, 1996 (Successor) in conformity with generally accepted accounting principles.

As discussed in note 1 to the financial statements, effective December 5, 1995, Paracel Online Systems, Inc. acquired 100% of the issued and outstanding capital stock of Carthage International, Inc. (Predecessor) in a business combination accounted for as a purchase. As a result of the acquisition, the financial information for the period after the acquisition (Successor) has been prepared to reflect the application of push-down accounting and is, therefore, presented on a different cost basis than that for the period before the acquisition (Predecessor) and is, therefore, not comparable.

                                                       /s/ KPMG Peat Marwick LLP

Los Angeles, California
July 3, 1997


         Member Firm of
[][][][] KPMG International

                          PARACEL ONLINE SYSTEMS, INC.
                     (Formerly Carthage International, Inc)
                  (A Wholly Owned Subsidiary of Paracel, Inc.)

                                 Balance Sheets

                           December 31, 1996 and 1995

                    (In thousands, except share information)

                              (Successor) (Note 1)



                 ASSETS                     1996        1995
                                          -------     -------
Current assets:
   Cash and cash equivalents              $   127         315
   Accounts receivable                        354         226
   Other current assets                        26          13
                                          -------     -------

        Total current assets                  507         554
                                          -------     -------

Property and equipment, at cost:
   Furniture and office equipment             238          27
   Computer equipment                         372          48
   Leasehold improvements                     282          --
                                          -------     -------
                                              892          75
   Less accumulated depreciation and         (149)         (1)
    amortization
                                          -------     -------

        Net property and equipment            743          74
                                          -------     -------

Intangible assets:
   Customer list                              675         675
   Goodwill                                   865          --
   Covenant not to compete                    250         250
                                          -------     -------
                                            1,790         925
   Less accumulated amortization             (333)        (25)
                                          -------     -------

        Net intangible assets               1,457         900
                                          -------     -------

                                          $ 2,707       1,528
                                          =======     =======

             LIABILITIES AND
    STOCKHOLDERS' EQUITY (DEFICIENCY)       1996        1995
                                          -------     -------
Current liabilities:
   Current portion of acquisition         $   865          --
    related liability
   Accounts payable                           221         105
   Due to related party                     4,548         849
   Accrued payroll and payroll taxes          100          --
   Other accrued liabilities                   51          18
   Deferred revenue                           288         229
                                          -------     -------

        Total current liabilities           6,073       1,201
                                          -------     -------


Stockholders' equity (deficiency):
   Common stock, no par value
    Authorized, issued and outstanding        625         625
    1,000 shares
   Accumulated deficit                     (3,991)       (298)
                                          -------     -------

        Net stockholders' equity           (3,366)        327
         (deficiency)


Commitments (notes 1 and 6)


Subsequent event (note 9)

                                          -------     -------


                                          $ 2,707       1,528
                                          =======     =======

See accompanying notes to financial statements.

                          PARACEL ONLINE SYSTEMS, INC.
                     (Formerly Carthage International, Inc)
                  (A Wholly Owned Subsidiary of Paracel, Inc.)

                            Statements of Operations

                                 (In thousands)



                                                   SUCCESSOR                PREDECESSOR
                                       -------------------------------     ------------
                                                          PERIOD FROM
                                                          DECEMBER 5,
                                                             1995          PERIOD FROM
                                                         (ACQUISITION)      JANUARY 1,
                                        YEAR ENDED            TO             1995 TO
                                         DECEMBER         DECEMBER 31,      DECEMBER 4,
                                         31, 1996            1995              1995
                                        ----------       -------------     ------------
Revenues:
   Information service                    $   518                32               104
   Data center                                217                27               108
                                          -------           -------           -------

        Total revenues                        735                59               212
                                          -------           -------           -------

Operating cost and expenses:
   Cost of revenue                            338                82               157
   Sales and marketing                      1,631                25                89
   Research and development                 1,366                16               126
   General and administrative               1,097               198               109
                                          -------           -------           -------

        Total operating cost and            4,432               321               481
         expenses
                                          -------           -------           -------

        Loss from operations               (3,697)             (262)             (269)

Other income (expense), net                     4               (36)                5
                                          -------           -------           -------

        Loss before income tax             (3,693)             (298)             (264)

Income tax                                     --                --                --
                                          -------           -------           -------

        Net loss                          $(3,693)             (298)             (264)
                                          =======           =======           =======

See accompanying notes to financial statements.

                          PARACEL ONLINE SYSTEMS, INC.
                     (Formerly Carthage International, Inc.)
                  (A Wholly Owned Subsidiary of Paracel, Inc.)
                 Statements of Stockholders' Equity (Deficiency)
    Year ended December 31, 1996, period from December 5, 1995 (acquisition) to December 31, 1995 and period from January 1, 1995 to December 4, 1995
                                 (In thousands)



                                               COMMON STOCK, $0.01 PAR VALUE       COMMON STOCK, NO PAR VALUE
                                             ----------------------------------    --------------------------
                                                                     ADDITIONAL
                                                                       PAID-IN
                                              SHARES      AMOUNT       CAPITAL       SHARES           AMOUNT
                                             -------     -------     ----------     -------          -------
Balance at January 1, 1995 (Predecessor)       9,480     $    --            91           --          $    --

Issuance of common stock                         936          --            50           --               --

Net loss                                          --          --            --           --               --
                                             -------     -------       -------      -------          -------
Balance at December 4, 1995 (Predecessor)     10,416          --           141           --               --

Retirement of common stock (note 1)          (10,416)         --          (141)          --               --

Issuance of common stock (note 1)                 --          --            --        1,000              625

Net loss                                          --          --            --           --               --
                                             -------     -------       -------      -------          -------
Balance at December 31, 1995 (Successor)          --          --            --        1,000              625

Net loss                                          --          --            --           --               --
                                             -------     -------       -------      -------          -------

Balance at December 31, 1996 (Successor)          --     $    --            --        1,000          $   625
                                             =======     =======       =======      =======          =======


                                               RETAINED           NET
                                               EARNINGS      STOCKHOLDERS'
                                             (ACCUMULATED       EQUITY
                                                DEFICIT)     (DEFICIENCY)
                                             ------------    -------------
Balance at January 1, 1995 (Predecessor)           (175)            (84)

Issuance of common stock                             --              50

Net loss                                           (264)           (264)
                                                -------         -------
Balance at December 4, 1995 (Predecessor)          (439)           (298)

Retirement of common stock (note 1)                 439             298

Issuance of common stock (note 1)                    --             625

Net loss                                           (298)           (298)
                                                -------         -------
Balance at December 31, 1995 (Successor)           (298)            327

Net loss                                         (3,693)         (3,693)
                                                -------         -------

Balance at December 31, 1996 (Successor)         (3,991)         (3,366)
                                                =======         =======

See accompanying notes to financial statements.

                          PARACEL ONLINE SYSTEMS, INC.
                     (Formerly Carthage International, Inc)
                  (A Wholly Owned Subsidiary of Paracel, Inc.)
                            Statements of Cash Flows
                                 (In thousands)


                                                                                              SUCCESSOR                PREDECESSOR
                                                                                  --------------------------------   ---------------
                                                                                                     PERIOD FROM
                                                                                                     DECEMBER 5,
                                                                                                        1995           PERIOD FROM
                                                                                  YEAR ENDED      (ACQUISITION) TO   JANUARY 1, 1995
                                                                                  DECEMBER 31,       DECEMBER 31,     TO DECEMBER 4,
                                                                                      1996              1995              1995
                                                                                  ------------    ----------------   ---------------
Cash flows from operating activities:
    Net loss                                                                        $(3,693)             (298)             (264)
    Adjustments to reconcile net loss to net cash used in operating activities:
          Depreciation and amortization                                                 417                25                23
          Changes in assets and liabilities, net of effects of acquisition of Carthage International, Inc.:
                Accounts receivable                                                    (128)             (115)             (100)
                Other current assets                                                    (13)               45               (58)
                Accounts payable                                                        116                51                49
                Accrued payroll and payroll expenses                                    100                (8)                8
                Deferred revenue                                                         59                55               173
                Other accrued liabilities                                                33                 6                12
                Borrowings from officer                                                  --                --               145
                                                                                    -------           -------           -------
                            Net cash used in operating activities                    (3,109)             (239)              (12)
                                                                                    -------           -------           -------
Cash flows from investing activities - purchase of property
    and equipment                                                                      (778)              (23)               --
                                                                                    -------           -------           -------

Cash flows from financing activities:
    Proceeds from issuance of common stock                                               --                --                50
    Due to related party                                                              3,699               530                --
                                                                                    -------           -------           -------
                            Net cash provided by financing activities                 3,699               530                50
                                                                                    -------           -------           -------
                            Net (decrease) increase in cash and cash
                              equivalents                                              (188)              268                38

Cash and cash equivalents at beginning of period                                        315                47                 9
                                                                                    -------           -------           -------
Cash and cash equivalents at end of period                                          $   127               315                47
                                                                                    =======           =======           =======
Supplemental schedule of cash flow information - cash paid during
    the period for interest                                                         $    17                --                 2
                                                                                    =======           =======           =======

Supplemental noncash investing activities:

      During the period from December 5, 1995 (acquisition) to December 31, 1995 and in connection with the acquisition of Carthage (note 1), the Company issued capital stock valued at $625,000.

      During the year ended December 31, 1996, additional consideration of $625,000 was earned by the shareholders of Carthage (note 1). Accordingly, the Company recorded goodwill and related acquisition related liability because the shares were not issued to the shareholders until subsequent to year-end.

See accompanying notes to financial statements.

                          PARACEL ONLINE SYSTEMS, INC.
                     (Formerly Carthage International, Inc)
                  (A Wholly Owned Subsidiary of Paracel, Inc.)
                          Notes to Financial Statements
                           December 31, 1996 and 1995




(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

     BUSINESS

     Paracel Online Systems, Inc. (the Company) is engaged in the delivery of customized and aggregated news service derived from newspapers, news wires and news magazines to business customers worldwide. The Company was formed on November 9, 1995 as a California corporation.

     The Company is a wholly owned subsidiary of Paracel, Inc., a California corporation engaged in the research, development and distribution of specialized data filters and related software for the government, biotechnology and information processing fields.

     ACQUISITION

     Effective December 5, 1995, the Company, the Company's parent (Paracel, Inc.) and Carthage International, Inc. (Carthage) entered into an Agreement and Plan of Merger (Merger Agreement), whereby the Company acquired all of the outstanding capital stock of Carthage. The acquisition was accounted for as a purchase. Pursuant to the terms of the Merger Agreement, an initial acquisition payment of $625,000 was paid through the issuance of 230,624 shares of Paracel, Inc. common stock to Carthage shareholders. The remaining purchase consideration was to be paid through the future issuances of 691,882 shares of Paracel, Inc. common stock in three equal annual installments contingent upon the Company's ability to execute contracts valued at not less than $840,000 each year from 1996 through 1998. In the opinion of Company management, as of December 31, 1995, it was uncertain that such levels of contract awards would be met; accordingly, the remaining amount of consideration was considered contingent. At such time as the additional Paracel, Inc. common stock is distributable or the outcome of the contingency is determinable beyond a reasonable doubt, the contingent consideration will be recorded as a capital contribution. Accordingly, goodwill will be increased by the value of capital stock issued subsequent to the purchase date.

     As of December 31, 1995, the initial payment of $625,000 was recorded by the Company as a capital contribution through the issuance of 1,000 shares of its common stock to Paracel, Inc.

     As of December 31, 1996, an additional 230,624 shares of contingent consideration was earned, and accordingly, goodwill was recorded at the then fair market value of the shares of $3.75 per share or an aggregate of approximately $865,000 with the offset to acquisition related liability as the Paracel, Inc. shares were not issued until May 1997. The total purchase consideration earned as of December 31, 1996 was $1,590,000.

     In connection with the acquisition, the Company and the principal shareholders of Carthage International, Inc. also entered into a four-year employment contract and a four-year covenant not-to-compete agreement.

     BASIS OF PRESENTATION

     The Predecessor Company's financial statements for the period from January 1, 1995 to December 4, 1995 have been prepared based on the Predecessor Company's historical cost basis.

                          PARACEL ONLINE SYSTEMS, INC.
                     (Formerly Carthage International, Inc)
                  (A Wholly Owned Subsidiary of Paracel, Inc.)
                    Notes to Financial Statements, Continued

     The Company's financial statements for the period from December 5, 1995 (acquisition) through December 31, 1995 and for the year ended December 31, 1996 have been prepared to reflect the application of push-down accounting associated with the acquisition of Carthage. Accordingly, effective December 5, 1995, the common stock and retained earnings of Carthage were eliminated with an offsetting adjustment to the capital accounts attributable to common shareholders. In connection with the acquisition, the Company assumed liabilities in excess of assets of approximately $300,000 (Net Deficit); accordingly, the initial acquisition payment of $625,000 together with the Net Deficit was allocated to intangible assets as of December 5, 1995, as follows (in thousands):

                        Customer lists              $675
                        Covenant not to complete     250
                                                    ----
                                                    $925
                                                    ====

     At December 31, 1996, the contingent consideration earned of approximately $865,000 was recorded as goodwill.

     LIQUIDITY

     The Company and the Predecessor to the Company have suffered recurring losses from operations and the Company expects to incur losses in the near future due to significant costs incurred in the development and marketing of its services. The Company is subject to all of the risks inherent in new business enterprises. The operations of the Company have been funded by the ongoing financial support of the Company's parent, Paracel, Inc. The Company's ongoing and future operations will be dependent upon the continued financial support of its parent until it generates positive operating cash flow.

     USE OF ESTIMATES

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and contingent assets and contingent liabilities at the balance sheet dates and the reporting of revenues and expenses during the reporting periods to prepare these financial statements in conformity with generally accepted accounting principles. Actual results may differ from those estimates.

     LONG-LIVED ASSETS

     Depreciation and amortization of property and equipment and intangible assets are computed using straight-line methods over estimated useful lives of the respective assets as follows:

     Furniture and office equipment          7 years
     Computer equipment                      3 years
     Leasehold improvements                  Life of lease (five years)
     Capitalized license                     3 years
     Customer list                           3 years
     Covenant not to compete                 3 years
     Goodwill                                3 years

                          PARACEL ONLINE SYSTEMS, INC.
                     (Formerly Carthage International, Inc)
                  (A Wholly Owned Subsidiary of Paracel, Inc.)
                    Notes to Financial Statements, Continued

     IMPAIRMENT OF LONG-LIVED ASSETS AND FOR
     LONG-LIVED ASSETS TO BE DISPOSED OF

     The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows (undiscounted and without interest) expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Adoption of this statement did not have a material impact on the Company's financial position, results of operations or liquidity.

     REVENUE RECOGNITION

     Information service revenue is generated through the delivery of customized and aggregated news services derived from newspapers, news wires and news magazines to business customers worldwide and is recognized ratably over the term of the subscription agreement, generally 12 months. The unearned portion of revenue is shown as deferred revenue in the accompanying balance sheets.

     Data center revenue is generated by providing certain information service customers usage of the Company's computer data center and is recognized ratably over the term of data center usage agreement.

     INCOME TAXES

     The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred income taxes reflect the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Changes in tax rates and laws are reflected in earnings in the period such changes are enacted.

     CASH AND CASH EQUIVALENTS

     Cash equivalents include certificates of deposit with maturities of three months or less.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair values of cash, accounts receivable, accounts payable, accrued liabilities and due to related party approximate their carrying values because of the short maturity of these instruments.

     RESEARCH AND DEVELOPMENT

     Research and development costs related to the design, development and testing of new systems, applications and technologies are charged to expense in the period incurred.

                          PARACEL ONLINE SYSTEMS, INC.
                     (Formerly Carthage International, Inc)
                  (A Wholly Owned Subsidiary of Paracel, Inc.)
                    Notes to Financial Statements, Continued

     ACCOUNTING FOR STOCK OPTIONS

     Prior to January 1, 1996, the Company accounted for stock options in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1996 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.


(2)  INCOME TAXES

     No income tax expense (benefit) was provided for during the year ended December 31, 1996, period from December 5, 1995 (acquisition) to December 31, 1995 and period from January 1, 1995 to December 4, 1995 due to the tax losses incurred in the respective periods.

     The Company's effective tax rate differs from the statutory Federal income tax rate as shown in the following schedule:

                                                     SUCCESSOR            PREDECESSOR
                                           ----------------------------  ------------
                                                           PERIOD FROM
                                                           DECEMBER 5,
                                                              1995       PERIOD FROM
                                                          (ACQUISITION)   JANUARY 1,
                                            YEAR ENDED         TO           1995 TO
                                           DECEMBER 31,    DECEMBER 31,   DECEMBER 4,
                                               1996           1995           1995
                                           ------------   -------------  ------------
     Expected income tax benefit                  (34)%          (34)%          (34)%
     Change in valuation allowance                 29             12             37
     Nondeductible goodwill,
        intangible assets and other                 5             22             (3)
                                             --------       --------       --------

           Effective tax rate                      --%            --%            --%
                                             ========       ========       ========

                          PARACEL ONLINE SYSTEMS, INC.
                     (Formerly Carthage International, Inc)
                  (A Wholly Owned Subsidiary of Paracel, Inc.)
                    Notes to Financial Statements, Continued

     The components of the net deferred tax assets consisted of the following (in thousands):

                                                       DECEMBER 31
                                               -------------------------
                                                 1996              1995
                                               -------           -------
     Net operating loss carryforwards          $ 1,302                26
     Accumulated depreciation                       29                 3
     Accruals and other                            111                84
                                               -------           -------

           Gross deferred tax assets             1,442               113

     Valuation allowance                        (1,442)             (113)
                                               -------           -------

           Net deferred tax asset              $    --                --
                                               =======           =======

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. The Company has recorded a full valuation allowance against the total gross deferred tax assets due to uncertainty surrounding the realizability of this asset.

     At December 31, 1996, the Company has approximately $3.5 million of net operating loss carryforwards available for Federal and state tax reporting purposes which expire in 2010 and 2000, respectively.

     The ultimate realization of the net operating loss carryforwards will be subject to certain limitations due to any changes in the Company's ownership and will be dependent upon the Company attaining future taxable earnings.

     If certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of the tax loss carryforwards that can be utilized, which could result in a part of such losses expiring before they are used.


(3)  EMPLOYEE BENEFIT PLANS

     The parent to the Company, Paracel, Inc., has an employee 401(k) retirement and savings plan for certain eligible Company employees. Contributions to the 401(k) are at the discretion of the Board of Directors of Paracel, Inc. No contributions were made by Paracel, Inc. during 1996 and 1995.


(4)  STOCKHOLDERS' EQUITY

     During the period from January 1, 1995 to December 4, 1995, the Predecessor to the Company issued 936 shares of its common stock for $50,000.

                          PARACEL ONLINE SYSTEMS, INC.
                     (Formerly Carthage International, Inc)
                  (A Wholly Owned Subsidiary of Paracel, Inc.)
                    Notes to Financial Statements, Continued

     Effective December 5, 1995, the Company issued 1,000 shares of its common stock at a valuation of $625,000 and canceled 10,416 shares of common stock of the Predecessor in connection with the accounting for the acquisition of Carthage (note 1).


(5)  STOCK OPTIONS

     In connection with certain employment agreements among the officers of the Company, the Company and the parent company, Paracel, Inc., the officers were given options to purchase shares of Paracel, Inc. common stock. The options granted during the year ended December 31, 1996 amounted to 200,000. No options were granted previous to the year ended December 31, 1996.

     The per share weighted average fair value of stock options granted during 1996 was $2.71 on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                    YEAR ENDED
                                                    DECEMBER 31,
                                                        1996
                                                    ------------
                    Expected dividend yield                  --
                    Risk free interest rate                 6.0%
                    Expected life (years)                     7
                                                     ==========

     The Company applies APB Opinion No. 25 in accounting for any options, and accordingly, no compensation cost has been recognized for stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below (in thousands):

                                                 YEAR ENDED
                                                DECEMBER 31,
                                                    1996
                                                ------------
                         Net loss:
                            As reported          $    3,693
                            Pro forma                 3,700
                                                 ==========

     Effective May 29, 1997, the options granted to officers of the Company were canceled as part of the Asset Sale described in note 9.


(6)  COMMITMENTS

     The Company leases its offices and laboratory facilities under several operating leases expiring at various dates through the year 2000. Under these lease agreements, the Company is required to pay various expenses including property taxes, insurance, utilities and maintenance.

                          PARACEL ONLINE SYSTEMS, INC.
                     (Formerly Carthage International, Inc)
                  (A Wholly Owned Subsidiary of Paracel, Inc.)
                    Notes to Financial Statements, Continued

     Future minimum commitments remaining under these agreements as of December 31, 1996 are as follows:

                           Year ending December 31:
                             1997                     $   129,972
                             1998                         129,972
                             1999                         129,972
                             2000                         129,972
                             2001                          86,648
                                                       ----------

                                                       $  606,536
                                                       ==========


     The total rent expense for the period from January 1, 1995 to December 4, 1995 (Predecessor), period from December 5, 1995 to December 31, 1995 and year ended December 31, 1996 (Successor) was $61,000, $6,000 and $91,000, respectively.

(7)  INFORMATION PROVIDER AGREEMENTS

     The Company has agreements to purchase information from news wires, newspapers and news magazines. The agreements are generally for a period of one year and include a termination clause in which either party may terminate without penalty by providing written notice to the other party prior to 90 days of termination. As of December 31, 1996, the Company had approximately $100,000 of commitments to purchase information during 1997. No other commitments were outstanding.

     The Company also has an agreement with one information provider whereby the Company acts as an agent for the information provider. The information provider bills the end-user directly for the usage of the information. The Company collects a fee from the information provider based on a percentage of the information provider revenues generated from the end-user.


(8)  RELATED PARTY TRANSACTIONS

     Amounts due to the Company's parent, Paracel, Inc., aggregated $4,548,000 and $849,000 as of December 31, 1996 and 1995, respectively, and relate principally to the funding of the Company's operations.

     During the year ended December 31, 1996, certain expenses for engineering development, sales and marketing incurred on the Company's behalf by its parent, Paracel, Inc., amounted to $987,000 and have been included in the statement of operations. No such amounts were incurred on behalf of the Company during the preceding periods.

                          PARACEL ONLINE SYSTEMS, INC.
                     (Formerly Carthage International, Inc)
                  (A Wholly Owned Subsidiary of Paracel, Inc.)
                    Notes to Financial Statements, Continued

(9)  SUBSEQUENT EVENT

     Effective May 29, 1997, the Company sold all of its tangible and identifiable intangible assets and transferred certain liabilities (herein referred to as Asset Sale) to WavePhore, Inc. and WavePhore Newscast, Inc. (collectively WavePhore). The terms of the Asset Sale provided that the Company would receive:

     -   $3.0 million in cash upon closing;

     -   $6.0 million in cash approximately six months after closing; and

     - Other contingent payments, based on the achievement of certain revenue milestones, of which up to 50% can be paid in WavePhore common stock and the remainder in cash.

     Also in connection with the Asset Sale and the cancelation and termination of certain employment contracts with the principals of the Company, together with their personal performance commitments, Paracel, Inc.:

     - Was released from making any future issuances of Paracel, Inc. common stock to the former shareholders of Carthage (see note 1, Acquisition), including the earned but unissued shares as of December 31, 1996, and agreed to purchase the Paracel, Inc. common stock of such shareholders for a contingent price of up to a maximum of $1,592,000. The contingent payments are based on the achievement of certain revenue milestones of WavePhore (as defined in the Asset Sale Agreement).

     - Canceled and terminated the employment contracts with officers of the Company and, pursuant to Employment Termination Agreements, agreed to pay them an aggregate of $100,000, five days after execution of the Asset Sale, $100,000 approximately six months after Closing and contingent payments up to a maximum of approximately $1,600,000, conditioned on the continued employment of such individuals with WavePhore and the achievement of certain revenue milestones of WavePhore.

     - Entered into a consulting agreement with a shareholder of Paracel, Inc., who was then a former officer and shareholder of Carthage, to pay certain compensation up to a maximum of $200,000, conditioned on his continued consulting services and the achievement of certain revenue milestones of WavePhore.

                          PARACEL ONLINE SYSTEMS, INC.
                  (A Wholly Owned Subsidiary of Paracel, Inc.)
                                 Balance Sheet
                                 March 31, 1997
                                  (Unaudited)
                                 (In Thousands)

                                ASSETS

Current assets:
   Cash and cash equivalents                               $    --
   Accounts receivable                                         561
   Other current assets                                         10
                                                           -------
         Total current assets                                  571

Property and equipment, at cost:
   Furniture and office equipment                              238
   Computer equipment                                          444
   Leasehold improvements                                      282
                                                           -------
                                                               964
   Less accumulated depreciation and amortization             (252)
                                                           -------
         Net property and equipment                            712

Intangible assets:
   Customer list                                               675
   Goodwill                                                    865
   Covenant not to compete                                     250
                                                           -------
                                                             1,790
   Less accumulated amortization                              (483)
                                                           -------
         Net intangible assets                               1,307
                                                           -------
            Total Assets                                   $ 2,590
                                                           =======


                            LIABILITIES AND
                       STOCKHOLDERS' DEFICIENCY


Current liabilities:
   Accounts payable                                        $   111
   Current portion of acquisition related liability            865
   Deferred revenue                                            647
   Due to related party                                      5,101
   Accrued payroll and payroll taxes                            86
   Other accrued liabilities                                    32
                                                           -------
         Total current liabilities                           6,842


Stockholders' deficiency:
   Common stock, no par value.  Authorized issued
      and outstanding 1,000 shares                             625
   Accumulated deficit                                      (4,877)
                                                           -------
         Net stockholders' deficiency                       (4,252)
                                                           -------

         Total Liabilities and Stockholders' deficiency    $ 2,590
                                                           =======

See accompanying note.

                          PARACEL ONLINE SYSTEMS, INC.
                  (A Wholly Owned Subsidiary of Paracel, Inc.)
                            Statement of Operations
                       Three Months Ended March 31, 1997
                                  (Unaudited)
                                 (In Thousands)

Revenues:
   Information service                        $   259
   Data center                                     57
                                              -------
         Total revenues                           316

Operating cost and expenses:
   Cost of revenue                                163
   Sales and marketing                            431
   Research and development                       228
   General and administrative                     381
                                              -------
         Total operating cost and expenses      1,203
                                              -------

         Loss from operations                    (887)

Other income (expense), net                         1
                                              -------
         Loss before income tax                  (886)

Income tax                                         --
                                              -------
         Net loss                             $  (886)
                                              =======

See accompanying note.

                          PARACEL ONLINE SYSTEMS, INC.
                  (A Wholly Owned Subsidiary of Paracel, Inc.)
                               Statement of Cash Flows
                       Three Months Ended March 31, 1997
                                  (Unaudited)
                                 (In Thousands)

Cash flows from operating activities:
   Net loss                                                      $(886)
   Adjustments to reconcile net loss to net cash used in
      operating activities:
         Depreciation and amortization                             253
         Changes in assets and liabilities:
              Accounts receivable                                 (207)
              Other current assets                                  16
              Accounts payable                                    (110)
              Accrued payroll and payroll expenses                 (14)
              Deferred revenue                                     359
              Other accrued liabilities                            (19)
                                                                 -----

                    Net cash used in operating activities         (608)

Cash flows from investing activities - purchase of property
   and equipment                                                   (72)

Cash flows from financing activities - due to related party        553
                                                                 -----

                    Net decrease in cash and cash equivalents     (127)

Cash and cash equivalents at beginning of period                   127
                                                                 -----

Cash and cash equivalents at end of period                       $  --
                                                                 =====

See accompanying note.

                          Paracel Online Systems, Inc.
                  (A Wholly Owned Subsidiary of Paracel, Inc.)
                          Note to Financial Statements
                        Three Months Ended March 31, 1997
                                   (Unaudited)


      BASIS OF PRESENTATION

      The accompanying financial statements have been prepared in accordance with generally accepted accounting principles, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Certain information and footnote disclosures normally included in financial statements have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the financial statements and the notes thereto included elsewhere herein for the period from January 1, 1995 to December 4, 1995, period December 5, 1995 to December 31, 1995 and year ended December 31, 1996. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the full year.

B)    PRO FORMA FINANCIAL INFORMATION.

            The following pro forma consolidated financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and the year ended December 31, 1996 are filed herewith:

            Pro Forma Consolidated Balance Sheet
            Pro Forma Consolidated Statements of Operations
            Notes to Pro Forma Consolidated Financial Statements

            The following pro forma consolidated statements of operations for the three months ended March 31, 1997 and the year ended December 31, 1996 give effect to the acquisition of substantially all of the assets and the assumption of certain of the liabilities of Paracel Online Systems, Inc. ("Paracel Online") by the Registrant as if the transaction had occurred at the beginning of each respective period rather than the actual date of May 29, 1997. The pro forma consolidated balance sheet has been presented as if the transaction had occurred March 31, 1997 rather than the actual date of May 29, 1997. The pro forma information is based on the historical financial statements of Paracel Online and the Registrant giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments set forth in the accompanying notes to the pro forma consolidated financial statements.

            The unaudited pro forma consolidated statements of operations do not necessarily represent the results of operations of the Registrant as if the acquisition had actually occurred on the date indicated or which may be obtained in the future. The pro forma consolidated financial statements presented should be read in conjunction with the financial statements and related notes of the Registrant.

                 Pro Forma Consolidated Balance Sheet (Unaudited)
                                 March 31, 1997
                                 (In thousands)


                                                                              Parcel Online        Pro Forma
                                                              Registrant      Systems, Inc.       Adjustments         Pro Forma
                                                              ----------      -------------       -----------         ---------
Assets
Current Assets:
   Cash and cash equivalents                                   $  9,181          $     --           $ (3,000)          $  6,181
   Accounts receivable                                            2,638               561                 --              3,199
   Inventories                                                    4,153                --                 --              4,153
   Other receivables                                                182                --                 --                182
   Notes receivable from officers, including interest               621                --                 --                621
   Prepaid expenses and other                                     1,325                10                 --              1,335
                                                               --------          --------           --------           --------
     Total Current Assets                                        18,100               571             (3,000)            15,671

Notes and other receivables                                          48                --                 --                 48
Property and equipment, net                                       2,711               712                 --              3,423
Intangible assets of businesses acquired, net                    16,081             1,307              1,626             19,014
Deposits and other assets                                         1,747                --                 --              1,747
                                                               --------          --------           --------           --------
                                                               $ 38,687          $  2,590           $ (1,374)          $ 39,903
                                                               ========          ========           ========           ========


Liabilities and Stockholders' Equity
Current Liabilities:
   Accounts payable                                            $  2,500          $    111           $     --           $  2,611
   Accrued expenses                                               1,574               118                 --              1,692
   Bank loans                                                     1,320                --                 --              1,320
   Due to related party                                              --             5,101             (5,101)                --
   Payable related to business acquisition                           --                --              6,000              6,000
   Deferred revenue                                                  --               647                 --                647
   Current portion of long-term debt                                537               865               (865)               537
                                                               --------          --------           --------           --------
     Total Current Liabilities                                    5,931             6,842                 34             12,807


Long-term debt, less current portion                                 87                --                 --                 87
Other long-term liabilities                                         257                --                200                457
Stockholders' equity                                             32,412            (4,252)            (1,608)            26,552
                                                               --------          --------           --------           --------
                                                               $ 38,687          $  2,590           $ (1,374)          $ 39,903
                                                               ========          ========           ========           ========

See accompanying notes.

           Pro Forma Consolidated Statement of Operations (Unaudited)
                          Year Ended December 31, 1996
                      (In thousands except loss per share)

                                                                  Parcel Online       Pro Forma
                                                 Registrant       Systems, Inc.      Adjustments       Pro Forma
                                                 ----------       -------------      -----------       ---------
Revenues                                          $ 19,020           $    735           $   --          $ 19,755
Cost of revenues                                    11,226                338               --            11,564
                                                  --------           --------           ------          --------
   Gross margin                                      7,794                397               --             8,191

Operating expenses:
   Research and  development                         3,875              1,366               --             5,241
   Sales and marketing                               5,758              1,631               --             7,389
   General and administrative                        5,389                789               --             6,178
   Amortization                                      1,931                308             (112)            2,127
                                                  --------           --------           ------          --------
                                                    16,953              4,094             (112)           20,935
                                                  --------           --------           ------          --------
Loss from operations                                (9,159)            (3,697)             112           (12,744)


Other (income) expense:
   Interest expense                                    198                 (4)              --               194
   Interest income                                    (742)                --               --              (742)
   Other                                                --
                                                  --------           --------           ------          --------
                                                      (544)                (4)              --              (548)
                                                  --------           --------           ------          --------
Net loss                                          $ (8,615)          $ (3,693)          $  112          $(12,196)
                                                  ========           ========           ======          ========

Less:  Preferred stock dividends                    (1,693)                                               (1,693)
                                                  --------           --------           ------          --------

Net loss after preferred stock dividends          $(10,308)          $ (3,693)          $  112          $(13,889)
                                                  ========           ========           ======          ========


Net loss per common share                         $  (0.64)                                             $  (0.90)
                                                  ========           ========           ======          ========

Net loss per common share after
  preferred stock dividends                       $  (0.76)                                             $  (1.02)
                                                  ========           ========           ======          ========

Number of shares used in per share
     calculation                                    13,554                                                13,554
                                                  ========           ========           ======          ========

See accompanying notes.

           Pro Forma Consolidated Statement of Operations (Unaudited)
                        Three Months Ended March 31, 1997
                      (In thousands except loss per share)

                                                                   Parcel Online      Pro Forma
                                                 Registrant        Systems, Inc.     Adjustments       Pro Forma
                                                 ----------        -------------     -----------       ---------
Revenues                                          $  3,685           $    316           $   --          $  4,001
Cost of revenues                                     1,988                163               --             2,151
                                                  --------           --------           ------          --------
   Gross margin                                      1,697                153               --             1,850

Operating expenses:
   Research and  development                         1,586                228               --             1,814
   Sales and marketing                               2,131                431               --             2,562
   General and administrative                        1,095                231               --             1,326
   Amortization                                        489                150             (101)              538
                                                  --------           --------           ------          --------
                                                     5,301              1,040             (101)            6,240
                                                  --------           --------           ------          --------
Loss from operations                                (3,604)              (887)             101            (4,390)


Other (income) expense:
   Interest expense                                     49                 (1)              --                48
   Interest income                                    (163)                --               --              (163)
                                                  --------           --------           ------          --------
                                                      (114)                (1)              --              (115)

                                                  --------           --------           ------          --------
Net loss                                          $ (3,490)          $   (886)          $  101          $ (4,275)
                                                  ========           ========           ======          ========

Less:  Preferred stock dividends                      (288)                                                 (288)
                                                  --------           --------           ------          --------
Net loss after preferred stock dividends          $ (3,778)          $   (886)          $  101          $ (4,563)
                                                  ========           ========           ======          ========


Net loss per common share                         $  (0.21)                                             $  (0.26)
                                                  ========           ========           ======          ========

Net loss per common share after
  preferred stock dividends                       $  (0.23)                                             $  (0.28)
                                                  ========           ========           ======          ========

Number of shares used in per share
     calculation                                    16,260                                                16,260
                                                  ========           ========           ======          ========

See accompanying notes.

        Notes to Pro Forma Consolidated Financial Statements (Unaudited)
                             (Amounts in Thousands)

     For purposes of determining the pro forma effects on the consolidated statements of operations for the three months ended March 31, 1997 and the year ended December 31, 1996, the pro forma adjustments have been made as if the Paracel Online transaction had occurred at the beginning of each respective period. With respect to the pro forma effects on the consolidated balance sheet, the pro forma adjustments have been made as if the transaction had occurred on March 31, 1997.

 (1) Under the purchase method of accounting, Paracel Online's assets and liabilities are required to be adjusted to their estimated fair values. Adjustments have been determined based on available information set forth in Paracel Online's financial statements included elsewhere herein. The following are the preliminary pro-forma adjustments to reflect Paracel Online's fair value at the date of the acquisition:

       Net tangible assets of Paracel                                   $   367
       Additional assumed liabilities                                      (200)
       Increase in net assets for fair value adjustments:
         Intangibles:
           Developed technology                                2,300
           Assembled Workforce                                   470
           Goodwill                                              163
                                                             -------
              Sub-total                                                   2,933

         In-process research and development (i)                          6,000
                                                                        -------
                                                                        $ 9,100
                                                                        =======

       Purchase price:
          Cash                                                          $ 3,000
          Payable to Paracel, Inc.                                        6,000
          Acquisition costs                                                 100
                                                                        -------
                                                                        $ 9,100
                                                                        =======

      (i) The amount allocated to in-process research and development was based on a valuation of Paracel Online's completed and in-process technologies. The in-process research and development of $6,000 will be charged to operations as required under generally accepted accounting principles with the recording of the purchase price allocation.

(2)For purposes of determining the pro forma effect of the Paracel acquisition on the Registrant's consolidated statement of operations, the following pro forma adjustments have been made:

                                                      3 months   12 months
       Amortization of intangibles acquired (i)         $  49      $ 196
       Reduction of amortization of acquired
       intangible                                        (150)      (308)
          not assumed
                                                        ----------------
                                                        $(101)     $(112)
                                                        ================

      (i)The in-process research and development charged to operations is not reflected in the pro forma adjustments since it is recorded as a one-time impact item with respect to the purchase transaction.

(3)For purposes of determining the pro forma effect of the Paracel acquisition on the Registrant's consolidated balance sheet, the following assets and liabilities of Paracel Online were not assumed by the Registrant:

         Intangible Assets of businesses acquired, net            $(1,307)

         Due to related party                                       5,101
         Payable to related business acquisition                      865
                                                                  -------
         Net liabilities not assumed                              $ 4,659
                                                                  =======

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WAVEPHORE, INC.




Date:  August 12, 1997              By:   /s/  David E. Deeds
                                          --------------------------------------
                                          David E. Deeds, Chairman,
                                          Chief Executive Officer
                                          and President

7(C).  EXHIBITS

      The following exhibits are furnished as required by Item 7(c):

Exhibit
Number                              Description
-------                             -----------

  2 * Agreement for the Purchase and Sale of Assets by and among WavePhore, Inc., WavePhore Newscast, Inc., Paracel Online Systems, Inc. and Paracel, Inc., dated May 29, 1997.

 23.1             Consent of KPMG Peat Marwick LLP.



-------------------------

* Previously Filed.